Exhibit 21.1

SUBSIDIARIES OF

REINSURANCE GROUP OF AMERICA, INCORPORATED

RGA International Corporation (Nova Scotia ULC)

RGA Life Reinsurance Company of Canada, Federal corporation

RGA Australian Holdings Pty, Limited, Australian corporation

RGA Reinsurance Company of Australia Limited, Australian corporation

RGA Holdings Limited, United Kingdom corporation

RGA UK Services Limited (formerly RGA Managing Agency Limited, United Kingdom corporation)

RGA Capital Limited, United Kingdom corporation

Reinsurance Company of Missouri, Incorporated, Missouri corporation

RGA Reinsurance Company, Missouri corporation

Reinsurance Partners, Inc., Missouri corporation

Parkway Reinsurance Company, Missouri corporation

Timberlake Financial, L.L.C., Delaware corporation

Timberlake Reinsurance Company II, South Carolina corporation

RGA Reinsurance Company (Barbados) Ltd., Barbados corporation

RGA Financial Group, L.L.C. – 55% owned by RGA Reinsurance Company (Barbados) Ltd. and 45% owned by Reinsurance Group of America, Incorporated

RGA Americas Reinsurance Company, Ltd., Barbados corporation

RGA Atlantic Reinsurance Company, Ltd., Barbados corporation

RGA Worldwide Reinsurance Company, Ltd., Barbados corporation

Wild Horse Financing LLC, Iowa limited liability company

RGA Global Reinsurance Company, Ltd., Bermuda corporation

RGA South African Holdings (Pty) Limited, South African corporation

RGA Reinsurance Company of South Africa, Limited, South African corporation

RGA International Reinsurance Company, Ireland corporation

RGA Technology Partners, Inc., Missouri corporation

RGA International Services Pty, Ltd., Australian corporation

RGA International Division Sydney Office Pty. Ltd, Australian corporation

Manor Reinsurance, Ltd., Barbados corporation

Rockwood Reinsurance Company, Missouri corporation

Castlewood Reinsurance Company, Missouri corporation

Castlewood Financial LLC, Missouri limited liability company

RGA Capital LLC, Missouri limited liability company

RGA Reinsurance Company Middle East Limited, Dubai private limited company

RGA Services India Private Limited, India corporation, 99% owned by Reinsurance Group of America, Incorporated and 1% owned by RGA Holdings Limited

RGA Services (Singapore) Ptc. Ltd., Singapore corporation